Comstock Mining Announces Board Change

Virginia City, NV (November 3, 2016) Comstock Mining Inc. (the “Company”) (NYSE MKT: LODE) today announced the resignation of Robert C. Kopple, effective October 31, 2016, from its Board of Directors.

During the past year, in large part through Bob’s leadership, the Company transformed its operations from a higher, fixed-cost, labor-based mining infrastructure, to a lean, low-cost, mostly variable cost structure for substantially all future drilling, development, mining and acquisition activities. The Company also strengthened its balance sheet by restructuring and significantly reducing its debt and other obligations and prepared non-mining lands for sale with anticipated estimated net proceeds in excess of $7 million.

Corrado DeGasperis, Executive Chairman of the Board commented: “The critical focus, guidance and achievements that Bob brought to the Board over the past year-plus have been exceptionally productive and valuable. We understand the demands on his schedule with other boards and responsibilities and we are most thankful for his support and guidance.”

Mr. Kopple's resignation did not result from any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Mr. DeGasperis concluded: “Our focus on costs and liability reductions, coupled with our planned non-mining land sales, are expected to deliver a strong balance sheet that positions us for growth. With a strong balance sheet and an expansive resource potential, we are keen to accelerate the development of our Dayton Mine into production and further expand our Nevada-based mining platform.”

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and commenced production in 2012. The Company continues evaluating and acquiring properties inside and outside the district expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development and mining. The near term goal of our business plan is to maximize intrinsic stockholder value realized, per share, by continuing to acquire mineralized and potentially mineralized properties, exploring, developing and validating qualified resources and reserves (proven and probable) that enable the commercial development of our operations through extended, long-lived mine plans that are economically feasible and socially responsible.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Comstock. Forward-looking statements are statements that are not historical facts. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements about matters such as: future prices and sales of, and demand for, our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature and timing and accounting for restructuring charges, gains or losses on debt extinguishment, derivative liabilities and the impact thereof; productivity, production slowdowns, suspension or termination, business process, rationalization and other operational initiatives; investments, acquisitions, joint ventures, strategic alliances, business combinations, asset sales; consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.
The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors discussed in Item 1A, “Risk Factors” of our annual report on Form 10-K. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. We undertake no obligation to publicly update or revise any forward-looking statement.
Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.:
PO Box 1118 Virginia City, NV 89440
http://www.comstockmining.com
Corrado De Gasperis		Investor Relations
President & CEO		Comstock Mining Inc.
Tel (775) 847-4755		Tel (775) 847-5272 ext. 151
degasperis@comstockmining.com		questions@comstockmining.com